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                                                                   Exhibit 99(c)

                                JP MORGAN TRUST I
                               JP MORGAN TRUST II
                           J.P. MORGAN SERIES TRUST II
                        J.P. MORGAN FLEMING SERIES TRUST
                    J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
                          J.P. MORGAN MUTUAL FUND GROUP
                   J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
                           UNDISCOVERED MANAGERS FUNDS
                               UM INVESTMENT TRUST
                             UM INVESTMENT TRUST II
                           ONE GROUP INVESTMENT TRUST


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert L. Young, Patricia A. Maleski, Jessica K. Ditullio, Avery P. Maher, Stephen M. Benham, Nancy E. Fields, Elizabeth A. Davin, Alaina V. Metz, Christopher D. Walsh, Stephen M. Ungerman, Suzanne E. Cioffi, Thomas J. Smith and Janet E. Squitieri, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as an officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Stephanie J. Dorsey
-----------------------
Stephanie J. Dorsey